UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 10, 2008

LOUISIANA-PACIFIC CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Delaware	1-7107	93-0609074
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On July 10 2008, Louisiana-Pacific Corporation (“LP”) entered into a settlement agreement (the “Settlement Agreement”) in the matter entitled In Re OSB Anti-Trust Litigation, Master File No. 06-CV-00826 (PD) (the “Complaint”) with plaintiffs representing a class of purchasers (the “Class”) who purchased oriented strand board in the United States directly from the defendants in the Complaint from June 1, 2002 through February 24, 2006 (the “Class Period”).  The Settlement Agreement is subject to court approval.

Under the terms of the Settlement Agreement, LP will pay $44.5 million (the “Settlement Amount”) into an escrow account for the benefit of members of the Class.  The Settlement Amount will be paid in two installments:  $10 million within 10 business days after execution of the Settlement Agreement, and the remaining $34.5 million (subject to reduction for any amounts paid by LP with respect to claims made by members of the Class who validly requested exclusion from the Class (“Opt Outs”)) on or before October 1, 2008.  A portion of the pro rata amount of the Settlement Amount applicable to oriented strand board purchased by Opt Outs from LP during the Class Period will be deposited in a separate escrow account, and will be subject to refund to LP in the event that LP pays any amounts with respect to claims made by Opt Outs after the execution of the Settlement Amount, as more fully described in the Settlement Agreement.

A copy of the Settlement Agreement and LP’s press release relating to certain of the matters discussed above are filed as Exhibit 10.1 and Exhibit 99.1, respectively, to this report and are incorporated herein by reference.

Item 8.01                Other Events

As a result of the Settlement Agreement, LP recorded a reserve of approximately $48 million in the second quarter of 2008.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1

Settlement Agreement, dated as of July 10, 2008, by and between Louisiana-Pacific Corporation, and Plaintiff Class representatives Sawbell Lumber Co., Columbare Inc., Norwood Sash & Door Manufacturing Co., Frontier Lumber Co., Inc., Grubb Lumber Co., Inc. and New Deal Lumber & Millwork Co., Inc., both individually and on behalf of a class of purchasers of Oriented Strand Board in the United States directly from any Defendants named in the Third Consolidated Amended Complaint in the action captioned In Re OSB Anti-Trust Litigation, Master File No. 06-CV-00826 (PD), or their subsidiaries or affiliates.

99.1	Press Release, dated July 10, 2008.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Curtis M. Stevens
Curtis M. Stevens
Chief Financial Officer

Date:  July 10, 2008

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1

Settlement Agreement, dated as of July 10, 2008, by and between Louisiana-Pacific Corporation, and Plaintiff Class representatives Sawbell Lumber Co., Columbare Inc., Norwood Sash & Door Manufacturing Co., Frontier Lumber Co., Inc., Grubb Lumber Co., Inc. and New Deal Lumber & Millwork Co., Inc., both individually and on behalf of a class of purchasers of Oriented Strand Board in the United States directly from any Defendants named in the Third Consolidated Amended Complaint in the action captioned In Re OSB Anti-Trust Litigation, Master File No. 06-CV-00826 (PD), or their subsidiaries or affiliates.

99.1	Press Release, dated July 10, 2008.